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                                                                      EXHIBIT 21

                    AK STEEL HOLDING CORPORATION SUBSIDIARIES

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                                                                            State/Country of
Name                                                                          Incorporation
----                                                                          -------------
Advanced Materials Processing Inc.                                              Delaware

AFSG Holdings, Inc.                                                             Delaware

AH Management, Inc.                                                             Delaware

AH (UK) Inc.                                                                    Delaware

AJV Investments Corporation                                                     Delaware

AK Asset Management Company                                                     Delaware

AK Steel Properties, Inc.                                                       Delaware

AK Steel Receivables Ltd.                                                         Ohio

AK Steel Corporation                                                            Delaware

AK Steel Foreign Sales Corporation                                              Barbados

AK Tube, L.L.C.                                                                 Delaware

AKS Coating Inc.                                                                  Ohio

AKS Hydroform                                                                     Ohio

AKS Investments, Inc.                                                             Ohio

AKS Processing, Inc.                                                              Ohio

AKSR Investments, Inc.                                                            Ohio

Armco Advanced Materials, Inc.                                                  Delaware

Armco BV Holland                                                               Netherlands

Armco Europe Limited                                                         United Kingdom

Armco Financial Services Corporation                                            Delaware

Armco Financial Services International, Inc.                                      Ohio

Armco Financial Services International, Ltd.                                    Delaware

Armco GMBH                                                                       Germany

Armco Grundstucksverwaltungs GMBH                                                Germany

Armco Insurance Group Inc.                                                      Delaware

Armco Investment Management, Inc.                                               Delaware

Armco Limited                                                                United Kingdom

Armco Merchandising SA Belgium                                                   Belgium

Armco Pacific Financial Services Limited                                         Vanuatu

Armco Pacific Limited                                                           Singapore

Armco SA                                                                          Spain

Armco S.A.R.L.                                                                   France
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
Armco SMM SRL Italy                                                               Italy

Armco Steel Corporation                                                           Ohio

Combined Metals Holding, Inc.                                                    Nevada

Combined Metals of Chicago, LLC                                                 Illinois

Compass Insurance Company                                                       New York

DDI Holding, Inc.                                                               Delaware

Douglas Dynamics, L.L.C.                                                        Delaware

Eveleth Mines L.L.C. (EVTAC)                                                    Minnesota

Everest International, Inc.                                                       Ohio

Feralloy/Armco Specialty Processing Company                                     Delaware

First Stainless, Inc.                                                           Delaware

First Taconite Company                                                          Delaware

FSA Services Corp.                                                              Delaware

Materials Insurance Company                                                  Cayman Islands

Northwestern National Insurance Company of Milwaukee, Wisconsin                Wisconsin

Rockport Inc.                                                                     Ohio

Rockport Roll Shop L.L.C.                                                       Delaware

Strata Energy                                                                     Ohio

Vicksmetal/Armco Associates                                                     Delaware

Virginia Horn Taconite Company                                                  Minnesota
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